UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008
Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 349-3300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
          On December 10, 2008, as part of a stipulation and agreement of settlement (the “Settlement Agreement”) entered into with the plaintiffs in the In re Yahoo! Shareholders Litigation pending before the Delaware Court of Chancery (the “Delaware Court”), Yahoo! Inc. (the “Company”) amended its change in control severance plans originally approved on February 12, 2008 (the “Original Severance Plans” and the Original Severance Plans, as amended, the “Amended Severance Plans”). The Amended Severance Plans, together, cover all full time employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and the executives currently employed by the Company who were named in the Summary Compensation Table of the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders.
          The Amended Severance Plans make the following changes, among others, to the terms of the Original Severance Plans:
1)	The period during which the termination of an eligible employee would trigger eligibility for severance benefits is decreased from two years following a “Change in Control” (as defined in the applicable Amended Severance Plan) to one year.

2)	The circumstances permitting an eligible employee to terminate employment for “Good Reason” (as defined in the applicable Amended Severance Plan) following a Change in Control have been amended.

3)	The Board of Directors in place prior to a Change in Control is given the ability, subject to certain limitations, to terminate or amend the Amended Severance Plans during a Potential Change in Control Period (as defined in the applicable Amended Severance Plan) as part of any Board of Directors approved transaction that would constitute a Change in Control.

4)	Any dispute between an employee and the Company concerning an application for benefits based upon a claimed material diminution in the employee’s duties and responsibilities will be subject to binding arbitration.

5)	Neither the election of a new Board of Directors that is made up of a majority of members who were not members of the Board of Directors prior to the election nor a sale of the Company’s search business would constitute a Change in Control.
Certain changes are not applicable to employees in certain jurisdictions outside the U.S. where country-specific sub-plans were adopted in accordance with applicable law.

     The Amended Severance Plans became effective upon execution of the Settlement Agreement, but expire in 90 days if the Delaware Court does not finally approve the Settlement Agreement unless the Board of Directors directs otherwise. If the final approval is overturned on appeal and the Settlement Agreement is terminated, the amendments are void unless the Board of Directors directs otherwise.
     A description of the Original Severance Plans was provided on a Form 8-K filed by the Company on February 19, 2008. Additionally, the Company’s Change in Control Employee Severance Plan for Level I and Level II Employees was filed as an exhibit to the Company’s annual report on Form 10-K for the 2007 fiscal year filed by the Company on February 27, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
(Registrant)

	By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary
Date: December 10, 2008